Exhibit 99.(d)(3)(aa)

AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

This agreement is made as of the 8th day of August, 2008 by and between MANNING & NAPIER FUND, INC., a Maryland Corporation (the “Fund”), and MANNING & NAPIER ADVISORS, INC., a New York Corporation (the “Advisor”), with respect to the following:

WHEREAS, the Advisor serves as the investment advisor to certain series of the Fund (each, a “Series”), as listed on Schedule A, pursuant to an Investment Advisory Agreement dated December 17, 2007 (the “Investment Advisory Agreement”); and

WHEREAS, it is the desire of the Fund and the Advisor to enter into an expense limitation arrangement that governs the Series for a one-year period beginning on the date of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1. The Advisor agrees to waive its fee and/or reimburse expenses so that the total direct annual fund operating expenses of the Series do not exceed the “Expense Limitation” for the Series as set forth on Schedule A attached hereto for a one-year period beginning on the date of this Agreement. The Advisor’s agreement to waive fees and/or reimburse expenses is limited to the Series’ direct operating expenses and, therefore, does not apply to “acquired fund fees and expenses” (as such term is used in Form N-1A), which are indirect expenses incurred by the Series through its investments in other investment companies.

2. Upon the termination of the Investment Advisory Agreement this Agreement shall automatically terminate.

3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940, as amended (the “1940 Act”) shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission (“SEC”) issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Maryland.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.

MANNING & NAPIER FUND, INC.
On behalf of each of its Series listed on Schedule A hereto

by:	/s/ B. Reuben Auspitz
By:	B. Reuben Auspitz
Title:	President

MANNING & NAPIER ADVISORS, INC.

by:	/s/ Michelle Thomas
By:	Michelle Thomas
Title:	Corporate Secretary

SCHEDULE A

Series	Expense Limitation
Pro-Blend Conservative Term Series Class S	1.00%
Pro-Blend Conservative Term Series Class B	1.80%
Pro-Blend Conservative Term Series Class Z	1.55%
Pro-Blend Conservative Term Series Class D	1.30%
Pro-Blend Conservative Term Series Class E	1.05%
Pro-Blend Conservative Term Series Class I	0.70%
Pro-Blend Moderate Term Series Class S	1.20%
Pro-Blend Moderate Term Series Class B	1.95%
Pro-Blend Moderate Term Series Class Z	1.70%
Pro-Blend Moderate Term Series Class D	1.45%
Pro-Blend Moderate Term Series Class E	1.20%
Pro-Blend Moderate Term Series Class I	0.85%
Pro-Blend Extended Term Series Class S	1.20%
Pro-Blend Extended Term Series Class B	1.95%
Pro-Blend Extended Term Series Class Z	1.70%
Pro-Blend Extended Term Series Class D	1.45%
Pro-Blend Extended Term Series Class E	1.05%
Pro-Blend Extended Term Series Class I	0.85%
Pro-Blend Maximum Term Series Class S	1.20%
Pro-Blend Maximum Term Series Class B	1.95%
Pro-Blend Maximum Term Series Class Z	1.70%
Pro-Blend Maximum Term Series Class D	1.45%
Pro-Blend Maximum Term Series Class E	1.05%
Pro-Blend Maximum Term Series Class I	0.85%
Target Income Series Class I	0.05%
Target Income Series Class K	0.30%
Target Income Series Class R	0.55%
Target Income Series Class C	1.05%
Target 2010 Series Class I	0.05%
Target 2010 Series Class K	0.30%
Target 2010 Series Class R	0.55%
Target 2010 Series Class C	1.05%
Target 2020 Series Class I	0.05%
Target 2020 Series Class K	0.30%
Target 2020 Series Class R	0.55%
Target 2020 Series Class C	1.05%
Target 2030 Series Class I	0.05%
Target 2030 Series Class K	0.30%
Target 2030 Series Class R	0.55%
Target 2030 Series Class C	1.05%

Target 2040 Series Class I	0.05%
Target 2040 Series Class K	0.30%
Target 2040 Series Class R	0.55%
Target 2040 Series Class C	1.05%
Target 2050 Series Class I	0.05%
Target 2050 Series Class K	0.30%
Target 2050 Series Class R	0.55%
Target 2050 Series Class C	1.05%
Tax Managed Series Class A	1.20%
Tax Managed Series Class B	2.20%
Tax Managed Series Class Z	1.95%
Tax Managed Series Class D	1.70%
Tax Managed Series Class E	1.45%
Equity Series	1.05%
Overseas Series	0.75%
Manning Yield Series	0.60%